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                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                          COASTAL BANKING COMPANY, INC.


                                   ARTICLE ONE
                                      NAME

         The name of the corporation is Coastal Banking Company, Inc. (the "Corporation").

                                   ARTICLE TWO
                          ADDRESS AND REGISTERED AGENT

         The street address of the initial registered office of the Corporation shall be 1330 Lady Street, Third Floor, Keenan Building, Columbia, South Carolina 29201. The name of the Corporation's initial registered agent at such address shall be Brett W. Weathersbee.

                            /s/ Brett W. Weathersbee
                            ------------------------
                              Brett W. Weathersbee
                                Registered Agent

                                  ARTICLE THREE
                                 CAPITALIZATION

         The Corporation shall have the authority, exercisable by its board of directors, to issue up to 10,000,000 shares of voting common stock, par value $.01 per share, and to issue up to 10,000,000 shares of preferred stock, par value $.01 per share. The board of directors shall have the authority to specify the preferences, limitations and relative rights of each class of preferred stock.

                                  ARTICLE FOUR
                                PREEMPTIVE RIGHTS

         The shareholders shall not have any preemptive rights to acquire additional stock in the Corporation.

                                  ARTICLE FIVE
                           NO CUMULATIVE VOTING RIGHTS

         The Corporation elects not to have cumulative voting, and no shares issued by this Corporation may be cumulatively voted for directors of the Corporation (or for any other decision).


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                                   ARTICLE SIX
                        LIMITATION ON DIRECTOR LIABILITY

         No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of the duty of care or any other duty as a director, except that such liability shall not be eliminated for:

                  (i) any breach of the director's duty of loyalty to the Corporation or its shareholders;

                  (ii) acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of law;

                  (iii) liability imposed under Section 33-8-330 (or any successor provision or redesignation thereof) of the Act; and

                  (iv) any transaction from which the director derived an improper personal benefit.

         If at any time the Act shall have been amended to authorize the further elimination or limitation of the liability of a director, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended, without further action by the shareholders, unless the provisions of the Act, as amended, require further action by the shareholders.

         Any repeal or modification of the foregoing provisions of this Article Six shall not adversely affect the elimination or limitation of liability or alleged liability pursuant hereto of any director of the Corporation for or with respect to any alleged act or omission of the director occurring prior to such a repeal or modification.

                                  ARTICLE SEVEN
                           CONTROL SHARE ACQUISITIONS

         The provisions of Title 35, Chapter 2, Article 1 of the Code of Laws of South Carolina shall not apply to control share acquisitions of shares of the Corporation.

                                  ARTICLE EIGHT
                      CONSIDERATION OF OTHER CONSTITUENCIES

         In discharging the duties of their respective positions and in determining what is in the best interests of the Corporation, the board of directors, committees of the board of directors, and individual directors, in addition to considering the effects of any actions on the Corporation and its shareholders, may consider the interests of the employees, customers, suppliers, creditors, and other constituencies of the Corporation and its subsidiaries, the communities and geographical areas in which the Corporation and its subsidiaries operate or are located, and all other factors



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such directors consider pertinent. This provision solely grants discretionary authority to the board of directors and shall not be deemed to provide to any other constituency any right to be considered.

                                  ARTICLE NINE
                    NAME AND ADDRESS OF THE SOLE INCORPORATOR


         The sole incorporator is Brett W. Weathersbee, whose address is 1330 Lady Street, Third Floor, Keenan Building, Columbia, South Carolina 29201.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation as of the date indicated below.


                                    /s/  Brett W.  Weathersbee
                                    --------------------------
                                    Brett W. Weathersbee
                                    Sole Incorporator



                                    Date: June 8, 1999






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                                  CERTIFICATION

         I, Brett W. Weathersbee, an attorney licensed to practice in the State of South Carolina, certify that the Corporation has complied with the requirements of Chapter 2, Title 33 of the Code of Laws of South Carolina 1976, relating to the Articles of Incorporation.

Date:  June 8, 1999


                                    /s/ Brett W. Weathersbee
                                    ---------------------------------
                                         (Signature)

                                    Brett W. Weathersbee
                                    1330 Lady Street, Third Floor
                                    Keenan Building
                                    Columbia, South Carolina 29201
















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